Exhibit 23.1

Board of Directors

QuantRx Biomedical Corporation

Doylestown, Pennsylvania

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 30, 2007, on the financial statements of QuantRx Biomedical Corporation as of December 31, 2006 and 2005 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

April 13, 2007